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Exhibit 10.1

PROMISSORY NOTE

$20,000,000                 Dallas, Texas                 April 27, 1998


        FOR VALUE RECEIVED, the undersigned, Continental Can Company, Inc., a Delaware corporation ("Maker"), hereby unconditionally promises to pay to the order of Suiza Foods Corporation, a Delaware corporation ("Payee"), at 3811 Turtle Creek Boulevard, Suite 1300, Dallas Texas, 75205, or such other address in Dallas County, Texas, as may be given to Maker by Payee, the principal sum of TWENTY MILLION and No/100 Dollars ($20,000,000.00) or so much thereof as may be advanced by Payee to Maker hereunder, in lawful money of the United States of America, together with interest on the unpaid principal balance from day-to-day remaining, computed from the date of advance until maturity at the rate per annum which shall from day-to-day be equal to the lesser of (a) the Maximum Rate (hereinafter defined) or (b) 10% per annum, calculated on the basis of a year of 360 days, and for the actual number of days elapsed.

        The term "Maximum Rate," as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 1D of the Texas Credit Title (Tex. Rev. Civ. Stat. Ann. art. 5069 'SS''SS' 1.01 et seq.) (the "Act"), as the same may be codified as part of the Texas Finance Code, is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate under the Act pursuant to the applicable "weekly ceiling," from time to time in effect pursuant to the Act, subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

        Accrued interest on this Note shall be due and payable on the last business day of each month, commencing May 29, 1998. All principal of, and accrued but unpaid interest on, this Note shall be due and payable on December 31, 1998 (the "Maturity Date"). Should the Maturity Date be any day other than a business day, the maturity hereof shall be extended to the next succeeding business day and interest shall be payable with respect to such extension. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.



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        All past due principal and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the rate of 18% per annum.

        Maker, and each surety, endorser, guarantor or other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive diligence, demand for payment, presentment, protest, notice of protest and non-payment or other notice of default, notice of intention to accelerate the maturity of this Note and notice of acceleration of the maturity of this Note and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

        This Note is secured by, among other things, that certain DECLARATION DE GAGE DE COMPTE D'INSTRUMENTS FINANCIERS NANTISSEMENT D'ACTIONS, of even date herewith, executed by Maker and Payee (the "Security Document"), whereby Maker pledges all capital stock of Ferembal S.A., now owned or hereafter acquired by Maker (the "Property").

        No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

        An "Event of Default" shall exist hereunder if any one or more of the following events shall occur and be continuing:

               (a) Maker shall fail or refuse to pay when due any principal of, or interest upon, this Note.

               (b) any statement, representation or warranty made by Maker to Payee shall prove to be untrue or inaccurate in any material respect;

               (c) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in any instrument executed or delivered to Payee in connection herewith (other than the payment of principal and interest as referred to in (a) above), and such default is not cured within 15 days after Payee gives written notice thereof to Maker;

               (d) Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of Maker or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, admit in writing that Maker is unable to pay its debts as they become due or generally not pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an





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arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Maker in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

               (e) An involuntary petition or complaint shall be filed against Maker seeking bankruptcy or reorganization of Maker or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Maker, or of all or substantially all of Maker's assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Maker or appointing a receiver, custodian, trustee, intervenor or liquidator of Maker, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days;

               (f) the failure of Maker to pay any money judgment against Maker at least ten days prior to the date on which its assets may be sold to satisfy such judgment;

               (g) the failure to have discharged within a period of ten days after the commencement thereof any attachment, sequestration, or similar proceedings against any of Maker's assets; or

               (h) the liens and security interests granted to Payee pursuant to the Security Document cease to be valid and perfected first priority security interests in the Property or any default or event of default shall occur under the Security Document.

        Upon the occurrence of any Event of Default or other default hereunder, under the Security Document or under any other agreement or instrument securing or assuring the payment of this Note or executed in connection herewith, including, without limitation, any guaranty delivered to Payee in connection herewith, the holder hereof may, at its option, declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable, and foreclose all liens and security interests securing payment hereof or any part hereof.

        Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

        Any provision herein, or in any document securing this Note, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Payee nor any holder hereof shall in any event be entitled to contract for, receive or collect, nor shall or may amounts received hereunder be credited, so that Payee or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person(s), partnership(s), firm(s) or corporation(s) primarily obligated to pay this Note at the



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time in question. If any construction of this Note or any document securing this
Note, or any and all other papers, agreements or commitments, indicate a different right given to Payee or any holder hereof to contract for, ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, and all other instruments securing the payment of this Note or executed or delivered in connection herewith shall in all events comply with applicable law; and proper adjustments shall automatically be made accordingly. In the event that Payee or any holder hereof ever contracts for, receives, collects, or applies as interest, any sum in excess of the amount calculated at the Maximum Rate, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the amount calculated at the Maximum Rate, if any, Maker and Payee or any holder hereof shall, to the maximum extent permitted under applicable law:
(a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of this Note; provided that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Payee or any holder hereof under this Note at the time in question.

        This Note is being executed and delivered, and is intended to be performed in Dallas County, State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas.

        If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Maker promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of the holder hereof.

                                            CONTINENTAL CAN COMPANY, INC.

                                            By:  /s/ Abdo Yazgi
                                                --------------------
                                            Name: Abdo Yazgi
                                            Title: Executive Vice President



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